Exhibit 15.1

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 24, 2020, with respect to the consolidated financial statements included in the Annual Report of Trilogy International Partners Inc. on Form 20-F for the year ended December 31, 2019. We consent to the incorporation by reference of said report in the Registration Statements of Trilogy International Partners Inc. on Form S-8 (File No. 333-218631) and on Form F-10 (File No. 333-233287).

/s/ GrantThornton LLP

Seattle, Washington
March 24, 2020